Exhibit 99.1

Ideal Power Reports First Quarter 2019 Financial Results

Management to Host Conference Call Today at 4:30 p.m. ET

AUSTIN, TX - May 1, 2019 -- Ideal Power Inc. (NASDAQ: IPWR), a semiconductor and power conversion technology company, reported results for its first quarter ended March 31, 2019.

Key First Quarter 2019 and Subsequent Highlights:

Power Conversion Systems (PCS) Division

•	In April, announced agreement to sell PCS business and Power Packet Switching Architecture (PPSA™) technology to PATHION Holdings, a provider of safe and intelligent energy solutions, for a combination of cash, PATHION Holdings common stock and the assumption of certain liabilities. Transaction synergies include:

o	Transaction strategically positions Ideal Power with new asset light model focused on B-TRAN™ solid state switch commercialization;

o	PPSA technology to be positioned into more integrated platform with broader market reach;

o	Right size facility as PATHION will sublease approximately 80% of Austin, Texas headquarters; and

o	Reduction in cash outflows for Ideal Power with proforma cash burn rate expected to be $600 thousand to $700 thousand per quarter starting as of the transaction close date.

B-TRAN™ Division

•	Shifted to commercialization of our patented B-TRANTM technology for the $12 billion global semiconductor power switch market.

•	Completed first prototype drivers and proceeding with internal evaluation and preparation for customer sampling.

o	Second generation dies are currently in process at three independent sources.

o	Sampling efforts will move forward based on results of our characterization efforts on our second generation die, packaging and prototype driver.

o	Engineering samples for potential customers and partners expected in Q2 2019.

•	Increased internal capabilities for device design, testing and characterization by:

o	Bringing in-house device simulation capability;

o	Installing wafer probe tester to characterize fabricated die in our engineering laboratory; and

o	Adding the capability to design and program device drivers for various configurations of packaged B-TRANs™.

•	Completed packaging design and vendor selection for second generation die.

•	Identified several government funding opportunities for device specific development and B-TRAN based demonstration projects.

•	B-TRAN™ Patent Estate: As of March 31st, we had 44 issued B-TRAN™ patents with 11 of those patents issued outside the United States in China, Europe and Australia. Our pending B-TRAN™ patent portfolio includes approximately 30 patent filings and contains applications in Japan, South Korea and India.

Management Commentary

“With our new strategic focus announced in early 2019, we will become an asset light operating company focused on our B-TRAN power switch technology,” said Dr. Lon Bell, Chief Executive Officer of Ideal Power.

“This transaction allows us to focus our efforts on the development and commercialization of our proprietary B-TRAN technology. Our business model leverages capabilities at existing semiconductor fabrication facilities, collaborations with major universities and our relationships with semiconductor experts to complement our internal modeling, power switch development and characterization capabilities.

“Moreover, success of PATHION in the marketplace would directly benefits our shareholders through Ideal Power’s equity stake in PATHION. We are excited to enter into this opportunity for our shareholders and to pass the torch to PATHION to take our PPSA technology into broader distribution as part of their comprehensive energy solutions offering,” concluded Bell.

First Quarter 2019 Financial Results

•	Q1 2019 loss from continuing operations was $694 thousand compared to $975 thousand in Q1 2018. The decrease in loss from continued operations was primarily due to cost reduction activities, including lower headcount.

•	Q1 2019 loss from discontinued operations was $347 thousand compared to $1.1 million in Q1 2018 due to our exit from the power conversion business in early January 2019.

•	Q1 2019 net loss was $1 million compared to $2.1 million in Q1 2018

•	Q1 2019 cash used in operating activities from continuing operations was $587 thousand compared to $885 thousand in Q1 2018.

•	Cash and cash equivalents totaled $2.2 million as of March 31, 2019, with no long-term debt outstanding.

“Given our new strategic focus and the presentation of our PCS division as discontinued operations, we had no revenue from continuing operations in the first quarter of 2019,” said Tim Burns, Chief Financial Officer. “We reduced our PCS division workforce and suspended further power converter system development and sales in early January. As a result of these actions and the pending sale of this division, we now estimate that annualized cash expenditures will be reduced by at least $3 million,” continued Burns.

“On the cash management side, we maintained our targeted cash burn rate, utilizing $1 million of cash in the first quarter of 2019, due to aggressive cost cutting initiatives, compared to $2.1 million in the first quarter of 2018. We believe that strong cash management, our pending PPSA sale and no debt will provide us with a stable financial runway into 2020,” concluded Burns.

Conference Call Details

Ideal Power Chairman, CEO and President Dr. Lon Bell, CFO Tim Burns and B-TRAN Chief Commercial Officer Dan Brdar will host the conference call, followed by a question and answer period.

To access the call, please use the following information:

Date:	Wednesday, May 1, 2019
Time:	4:30 p.m. EST, 1:30 p.m. PST
Toll-free dial-in number:	1-800-458-4148
International dial-in number:	1-323-794-2597
Conference ID:	2954951

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=134182 and via the investor relations section of the Company’s website at www.IdealPower.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time through June 1, 2019.

Toll Free Replay Number:	1-844-512-2921
International Replay Number:	1-412-317-6671
Replay ID:	2954951

About Ideal Power Inc.

Ideal Power (NASDAQ: IPWR) is a semiconductor and power conversion technology company focused on its patented Bi-directional, Bi-polar Junction Transistor (B-TRAN™) semiconductor technology. B-TRAN is a unique double-sided bi-directional AC switch expected to deliver substantial performance improvements over today's conventional power semiconductors. B-TRANs offer the potential to improve efficiency and system economics of a wide variety of power converter applications including electrified vehicle traction drives, energy storage applications, photovoltaic (PV) inverters and wind converters, variable frequency (VFD) motor drives, and AC and DC power control applications. For more information, visit www.IdealPower.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the successful closing of the sale of our PCS business, the success of our B-TRAN technology, the success of our strategic shift and change in corporate focus, whether the patents for our technology provide adequate protection and whether we can be successful in maintaining, enforcing and defending our patents, our inability to predict with precision or certainty the pace of development and commercialization of our B-TRAN technology, whether we can continue as a going concern and uncertainties set forth in our quarterly and annual reports filed with the Securities and Exchange Commission. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements.

Ideal Power Investor Relations Contact:
MZ North America
Chris Tyson
949-491-8235
IPWR@mzgroup.us
www.mzgroup.us

IDEAL POWER INC.
Balance Sheets

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,228,664	$3,258,077
Accounts receivable	4,961	–
Prepayments and other current assets	327,872	333,877
Current assets of discontinued operations held for sale	727,943	1,096,323
Total current assets	3,289,440	4,688,277

Property and equipment, net	55,600	63,214
Intangible assets, net	1,411,263	1,396,409
Right of use asset	386,624	–
Other assets	17,920	17,920
Total assets	$5,160,847	$6,165,820

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$130,456	$94,203
Accrued expenses	177,828	167,755
Current liabilities of discontinued operations held for sale	501,436	877,755
Total current liabilities	809,720	1,139,713

Lease liability	388,918	–
Other long-term liabilities	430,978	428,163
Total liabilities	1,629,616	1,567,876

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; 810,000 shares issued and outstanding at March 31, 2019 and 1,518,430 shares issued at December 31, 2018, respectively	810	1,518
Common stock, $0.001 par value; 50,000,000 shares authorized; 14,736,020 shares issued and 14,722,840 shares outstanding at March 31, 2019 and 14,027,590 shares issued and 14,014,410 shares outstanding at December 31, 2018, respectively	14,736	14,028
Additional paid-in capital	67,984,046	68,009,860
Treasury stock, at cost, 13,180 shares at March 31, 2019 and December 31, 2018, respectively	(13,210)	(13,210)
Accumulated deficit	(64,455,151)	(63,414,252)
Total stockholders’ equity	3,531,231	4,597,944
Total liabilities and stockholders’ equity	$5,160,847	$6,165,820

IDEAL POWER INC.
Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2019	2018
Product revenue	$–	$–
Cost of product revenue	–	–
Gross profit	–	–

Operating expenses:
Research and development	218,216	94,544
General and administrative	468,390	882,099
Sales and marketing	–	–
Total operating expenses	686,606	976,643

Loss from continuing operations before interest	(686,606)	(976,643)
Interest (income) expense, net	7,118	(1,315)
Loss from continuing operations	(693,724)	(975,328)
Loss from discontinued operations	(347,175)	(1,080,834)
Net loss	$(1,040,899)	$(2,056,162)

Loss from continuing operations per share – basic and fully diluted	$(0.05)	$(0.07)
Loss from discontinued operations per share – basic and fully diluted	(0.02)	(0.08)
Net loss per share – basic and fully diluted	$(0.07)	$(0.15)

Weighted average number of shares outstanding – basic and fully diluted	14,313,525	13,991,121

IDEAL POWER INC.
Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Loss from continuing operations	$(693,724)	$(975,328)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27,595	43,704
Write-off of capitalized patents	–	10,873
Stock-based compensation	26,621	143,356
Decrease (increase) in operating assets:
Accounts receivable	(4,961)	3,350
Prepayments and other current assets	6,005	29,295
Increase (decrease) in operating liabilities:
Accounts payable	36,253	(55,362)
Accrued expenses	15,182	(85,084)
Net cash used in operating activities	(587,029)	(885,196)
Net cash used on operating activities – discontinued operations	(409,867)	(942,176)

Cash flows from investing activities:
Purchase of property and equipment	(1,194)	–
Acquisition of intangible assets	(31,323)	(33,561)
Net cash used in investing activities	(32,517)	(33,561)
Net cash used in investing activities – discontinued operations	–	(8,046)

Cash flows from financing activities:
None	–	–
Net cash provided by financing activities	–	–

Net decrease in cash and cash equivalents – continuing operations	(619,546)	(918,757)
Net decrease in cash and cash equivalents – discontinued operations	(409,867)	(950,222)
Cash and cash equivalents at beginning of period	3,258,077	10,022,247
Cash and cash equivalents at end of period	$2,228,664	$8,153,268